Exhibit 5.1

September 4, 2014

Linn Energy, LLC

Linn Energy Finance Corp.

Subsidiary Guarantors Listed on Schedule I hereto

Ladies and Gentlemen:

We have acted as counsel to Linn Energy, LLC, a Delaware limited liability company (the “Company”), with respect to the Company’s filing on the date hereof of Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (No. 333-184647) (as amended, the “Registration Statement”) to be filed by the Company, Linn Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), and the entities listed on Schedule I hereto (collectively, the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold from time to time pursuant to Rule 415 of the Securities Act. Such securities include: (i) Units representing limited liability company interests (the “Units”) of the Company, (ii) senior debt securities (the “Senior Debt Securities”) of the Issuers and subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”) of the Issuers, which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, and (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more Subsidiary Guarantors. The Units, the Debt Securities and the Guarantees are collectively referred to herein as the “Securities.”

The Securities may be issued and sold or delivered as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), prospectuses supplementing the Prospectus or prospectuses which provide information supplementing the Prospectus (the “Prospectus Supplements”).

Each series of Debt Securities will be issued (a) in the case of the Senior Debt Securities, pursuant to an indenture to be entered into between the Company, as issuer, any Subsidiary Guarantors party thereto, as guarantors, and the trustee (the “Senior Indenture”) and (b) in the case of the Subordinated Debt Securities, pursuant to an indenture to be entered into between the Company, as issuer, any Subsidiary Guarantors party thereto, and the trustee (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”).

At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

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In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Certificate of Formation of the Company and the Third Amended and Restated Limited Liability Company Agreement of the Company (collectively, the “LINN Charter Documents”), each as amended to date; (ii) the Certificate of Incorporation of Finance Corp. and the Bylaws of Finance Corp, each as amended to date (collectively, the “Finance Corp. Charter Documents”); (iii) the organizational documents of each of the Subsidiary Guarantors; (iv) the forms of Indentures filed as exhibits to the Registration Statement; (v) originals or copies certified or otherwise identified, of the corporate and limited liability company records of the Company and the Subsidiary Guarantors, including minute books of the Company as furnished to us by the Company, and (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, Finance Corp. and the Subsidiary Guarantors and (vii) the Registration Statement and the Prospectus.

In giving the opinions below, we have assumed, without independent investigation, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In giving the opinions below, we have also assumed that:

(a) the Registration Statement and any amendments thereto (including the Amendment and any other post-effective amendments) will have become effective under the Securities Act;

(b) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including the Amendment and any other post-effective amendments) and the appropriate Prospectus Supplement;

(d) the Board of Directors of the Company and, if applicable, each Subsidiary Guarantor (or the member or managers of a Subsidiary Guarantor, as the case may be) or, to the extent permitted by the LINN Charter Documents, the Finance Corp. Charter Documents, the organizational documents of the applicable Subsidiary Guarantor and the limited liability company act of the state of Delaware (“LLC Act”) or the general corporation law of the state of Delaware (“DGCL”), as applicable, a duly constituted and acting committee thereof (such Board of Directors, member managers or committee being hereinafter referred to as the “Board”) will have taken all necessary corporate or limited liability company action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

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(e) a definitive purchase, underwriting or similar agreement (“Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, Finance Corp. and each of the Subsidiary Guarantors, as applicable, and the other parties thereto;

(f) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g) all Securities, and any certificates in respect thereof, will be delivered in accordance with either (i) the provisions of the applicable Purchase Agreement approved by the applicable Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board;

(h) in the case of Units, certificates representing such Units will have been duly executed and will have been duly countersigned by a transfer agent and duly registered by a registrar of such Units, or, if uncertificated, valid book-entry notations will have been made in the register of the Company in accordance with the provisions of the LINN Charter Documents;

(i) in the case of Debt Securities of any series issuable under any Indenture, (i) if such Debt Securities are Senior Debt Securities, a supplemental indenture to the Senior Indenture will have been duly executed and delivered by the Company, Finance Corp., any Subsidiary Guarantors, as applicable, and the trustee thereunder, (ii) if such Debt Securities are Subordinated Debt Securities, a supplemental indenture to the Subordinated Indenture will have been duly executed and delivered by the Company, Finance Corp., any Subsidiary Guarantors, as applicable, and the trustee thereunder, (iii) the Issuers’ Boards will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities, in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable, (iv) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended and (v) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The Units, when issued, will have been duly authorized and validly issued and will be fully paid and nonassessable.

2.

The Debt Securities, when issued, will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforceability thereof is subject to the effect of (i)

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bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

3.	Each Guarantee issued by a Subsidiary Guarantor, when issued, will constitute a valid and legally binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the LLC Act, the DGCL the laws of the State of New York, and applicable federal law of the United States of America, in each case, as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

KBR/AWB/TW

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Schedule I

Subsidiary Guarantors

1.	Linn Energy Holdings, LLC
2.	Linn Exploration Midcontinent, LLC
3.	Linn Exploration & Production Michigan LLC
4.	Linn Midstream, LLC
5.	Linn Midwest Energy LLC
6.	Linn Operating, Inc.
7.	Mid-Continent I, LLC
8.	Mid-Continent II, LLC
9.	Mid-Continent Holdings I, LLC
10.	Mid-Continent Holdings II, LLC